As filed with the Securities and Exchange Commission on July 29, 2010
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0804655
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Christian G. Cabou
Senior Vice President and General Counsel
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities	Amount to be registered	offering price per	aggregate	registration fee
to be registered	(1)	share (2)	offering price (2)	(3)
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock (4)	1,096,172 shares	$42.10	$46,148,841	$356

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby includes any additional shares of common stock that may become issuable in connection with stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on July 27, 2010 as reported on The NASDAQ Global Select Market.

(3)	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting this filing fee by applying $2,934 of filing fees that were paid previously in connection with the registration of securities on Registration Statement No. 333-144953, filed on July 30, 2007 by Illumina, Inc., but which were not sold thereunder.

(4)	Each share of the registrant’s common stock being registered hereunder, if issued before the termination of the registrant’s preferred share rights agreement, includes Series A Junior Participating Preferred Stock purchase rights. Before the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

PROSPECTUS
1,096,172 Shares
Common Stock
     The selling stockholders identified in this prospectus or any supplement to this prospectus may, from time to time, offer and sell up to 1,096,172 shares of our common stock that are issuable, or that have been issued, upon the exercise of warrants to purchase our common stock. These warrants were originally issued by, and exercisable for shares of the common stock of, Solexa, Inc. In January 2007, we acquired Solexa and assumed these warrants, which then became warrants for shares of our common stock.
     We are not selling any of the shares of common stock covered by this prospectus, and we will not receive any proceeds from the sale of shares by the selling stockholders.
     Our common stock is quoted on The NASDAQ Global Select Market under the symbol “ILMN.” On July 27, 2010 the last reported sales price per share of our common stock on The NASDAQ Global Select Market was $41.26.
     Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the caption “Risk Factors,” beginning on page 1.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any supplement to this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2010.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, and the information contained in any permitted free writing prospectuses we have authorized for use with respect to this prospectus. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell our common stock. You should not assume that the information contained in this prospectus, any related prospectus supplement, any related permitted free writing prospectus we have authorized, or any document incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any date other than its date, regardless of when you receive those documents or when any particular sale of our common stock occurs.
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC. We have identified in this prospectus all of the selling stockholders currently known by us to own the warrants or underlying shares that are described in this prospectus. From time to time, we may file with the SEC supplements to this prospectus identifying additional selling stockholders who may become known to us after the date of this prospectus.
     This prospectus and the information incorporated by reference into this prospectus include trademarks, service marks and trade names owned by us or others. All trademarks, service marks, and trade names included or incorporated by reference in this prospectus are the property of their respective owners.
     Unless the context requires otherwise, the words “Illumina,” “we,” “company,” “us,” and “our” refer to Illumina, Inc. and its subsidiaries, and the term “you” refers to a prospective investor.

THE COMPANY
     We are a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.
     We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 9885 Towne Centre Drive, San Diego, California 92121, and our telephone number is (858) 202-4500. We maintain an Internet website at www.illumina.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.
RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information” below as well as the risks included and incorporated by reference in this prospectus, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC’s website at www.sec.gov and on our website at www.illumina.com. The information on our website is not part of this prospectus.
     The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC automatically updates and supersedes information in this prospectus.
     We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:
•	our annual report on Form 10-K for the fiscal year ended January 3, 2010 (File No. 000-30361);

•	our quarterly report on Form 10-Q for the fiscal quarter ended April 4, 2010 (File No. 000-30361);

•	our current reports on Form 8-K filed with the SEC on February 1, 2010, February 23, 2010, April 27, 2010, May 17, 2010, and July 8, 2010 (File Nos. 000-30361), in each case excluding any current reports, or portions of any current reports, that are “furnished” to, and not “filed” with, the SEC;

•	the description of our common stock contained in a registration statement on Form 8-A, filed with the SEC on April 14, 2000 (File No. 000-30361), including any amendment or report filed for the purpose of updating such description; and

•	the description of the preferred stock purchase rights contained in a registration statement on Form 8-A, filed with the SEC on May 14, 2001 (File No. 000-30361), including any amendment or report filed for the purpose of updating such description.
     We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
     We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at the following address and telephone number:
Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
(858) 202-4500
Attention: Secretary
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements discuss our current expectations concerning future results or events, including our future financial performance. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements include, among others:
•	statements concerning our expectations as to our future financial performance, results of operations, or other operational results or metrics;

•	statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenue, decreased expenses, and avoided expenses and expenditures; and

•	statements of our expectations, beliefs, future plans and strategies, anticipated developments (including new products), and other matters that are not historical facts.
     These statements may be made expressly in this document or may be incorporated by reference to other documents we have filed or will file with the SEC. You can identify many of these statements by looking for words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology and similar references to future periods. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties that may cause actual results or events to be materially different from any future results or events expressed or implied by us in those statements. Many of the factors that will determine or effect these results or events are beyond our ability to control or project. Specific factors that could cause actual results or events to differ from those in the forward-looking statements include:

•	our ability to develop and commercialize further our Solexa®, BeadArray™, and VeraCode® technologies and to deploy new sequencing, genotyping, and gene expression products and applications for our technology platforms;

•	our ability to manufacture robust instrumentation, consumables, and reagents;

•	reductions in the funding levels to our primary customers, including as the result of timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009; and

•	other factors detailed in our filings with the SEC, including the risks, uncertainties, and assumptions described in Item 1A “Risk Factors” below, or in information disclosed in public conference calls, the date and time of which are released beforehand.
     Our forward-looking statements speak only as of the date of this prospectus. We undertake no obligation, and do not intend, to publicly update or revise forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of any current financial quarter, whether as a result of new information, future events, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus.
     Upon any cash exercise of the warrants covering the shares offered by this prospectus, we will receive a cash amount equal to the exercise price of the warrants. The warrants currently have exercise prices of $10.905 per share. However, warrantholders may in certain circumstances exercise their warrants on a cashless basis, in which case we will not receive any cash upon exercise.
PLAN OF DISTRIBUTION
     We are registering the offer and sale of shares of our common stock by the selling stockholders named under the caption “Selling Stockholders.” We will pay all of the costs, expenses, and fees in connection with the registration of the shares covered by this prospectus, except that the selling stockholders will be responsible for any brokerage commissions or similar selling expenses attributable to the sale of shares.
     The selling stockholders may, from time to time, sell any or all of their shares of common stock in private transactions or on any stock exchange (including The NASDAQ Global Select Market), automated interdealer quotation system, over-the-counter market, or trading facility on which the shares are traded. These dispositions may be at fixed prices that may change, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at prices otherwise negotiated. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the above methods of sale; and

•	any other method permitted by applicable law.
     The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. This compensation to any particular broker-dealer might be in excess of customary commissions and might constitute underwriting compensation.
     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market.
     From time to time, the selling stockholders may pledge or donate or pledge their shares to others. The pledgees or donees will be deemed to be a “selling stockholder” for purposes of this prospectus. If a selling stockholder notifies us that a pledgee or donee intends to sell more than 500 shares, we intend to file a supplement to this prospectus to the extent required by law.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of that rule.
     If required, we intend to file a supplement to this prospectus if a selling stockholder notifies us that any arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.

SELLING STOCKHOLDERS
     On January 26, 2007, we acquired Solexa, Inc. for approximately 26.2 million shares of our common stock (adjusted for a two-for-one stock split that occurred in September 2008) . On various dates before this acquisition, Solexa issued warrants for shares of Solexa’s common stock to various investors and entered into agreements with these investors obligating Solexa to register, under the Securities Act, the offer and sale of the shares issuable upon the exercise of these warrants. When we acquired Solexa, we assumed Solexa’s obligation to register the offer and sale of these shares, and the warrants became warrants for shares of our common stock. These agreements generally obligate us to keep the registration statement of which this prospectus is a part effective until the fifth anniversary of such agreements.
     The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. We prepared this table based on information that the selling stockholders listed below have supplied to us. The information about the selling stockholders listed below may change over time, and we may not be made aware of these changes. If the selling stockholders notify us of any such change, we will reflect the change in a prospectus supplement to this prospectus.
     The term “selling stockholders” includes the stockholders listed below and certain of their pledgees and donees, or other successors, described under “Plan of Distribution.” The number of shares in the column “Maximum Number of Shares of Common Stock Being Sold in this Offering” represents all of the shares that the applicable selling stockholder may offer under this prospectus and assumes the selling stockholder exercises, for cash, of all the warrants it holds. The selling stockholders may sell some, all, or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, if at all.
     The selling stockholders may be deemed to be “underwriters” for purposes of the Securities Act, and any profits they realize by selling shares may be deemed to be underwriting compensation.
     Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules. The percentages in the table below are calculated based on 124,154,205 shares of our common stock outstanding as of July 1, 2010.

			Maximum
			Number of
			Shares of
	Number of Shares of Common		Common	Number of Shares of Common
	Stock Beneficially Owned		Stock Being	Stock Beneficially Owned After
	Before this Offering		Sold in this	this Offering
Selling Stockholder	Number	Percent	Offering	Number	Percent
DAFNA LifeScience Select Ltd.	18,520	*	18,520	—	*
Mag and Co. fbo Fidelity Securities Fund OTC Portfolio	555,690	*	555,690	—	*
OTA LLC(1)(2)	418,236	*	418,236	—	*
RAQ, LLC	9,260	*	9,260	—	*
Tang Capital Partners, L.P.	94,466	*	94,466	—	*

*	Less than 1%.

(1)	The selling stockholder has identified itself as a broker-dealer that is registered under the Securities Exchange Act of 1934, as amended.

(2)	The selling stockholder has represented to us that, at the time it acquired the relevant securities, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.
LEGAL MATTERS
     Scott M. Davies, our Senior Securities and Corporate Transactions Counsel, will provide an opinion regarding the authorization and validity of the securities offered by this prospectus.

EXPERTS
     Ernst & Young LLP — independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 3, 2010, and the effectiveness of our internal control over financial reporting as of January 3, 2010, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table lists the estimated expenses to be incurred by the registrant in connection with the offer and sale of securities registered under this registration statement:

Description	Amount

Registration fee	$356
Legal fees and charges	5,000
Accounting fees and expenses	10,000
Miscellaneous	5,000

Total	$20,356

Item 15. Indemnification of Directors and Officers
     Our amended and restated certificate of incorporation includes provisions that eliminate, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated certificate of incorporation and amended and restated bylaws also require us to indemnify our directors and officers to the fullest extent permitted by the DGCL. Pursuant to these provisions, we have entered into indemnity agreements with each of our directors and certain of our officers.
     Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful.
     These provisions do not eliminate the duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, may remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. These provisions also generally do not affect a director’s responsibilities under any other laws, such as the federal securities laws.
     Our amended and restated bylaws also expressly permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the DGCL. Pursuant to this provision, we have acquired director and officer insurance policies that cover our directors and executive officers.
Item 16. Exhibits

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K (File No. 000-30361), filed with the SEC on September 23, 2008)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K (File No. 000-30361), filed with the SEC on April 27, 2010)

4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.3 of our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

4.4	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

5.1	Opinion and consent of Scott M. Davies, Esq., Senior Securities and Corporate Transactions Counsel, Illumina, Inc., relating to the validity of the securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Scott M. Davies, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this registration statement)

Item 17. Undertakings
     1. The undersigned registrant hereby undertakes:
     (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided however, that clauses (A)(i) and (A)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;
     (B) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering;
     (D) that, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (E) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on July 29, 2010.

ILLUMINA, INC.
By:	/s/ Jay T. Flatley
Jay T. Flatley
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay T. Flatley and Christian O. Henry, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jay T. Flatley	President, Chief Executive Officer and Director	July 29, 2010
Jay T. Flatley	(Principal Executive Officer)

/s/ Christian O. Henry	Senior Vice President, Chief Financial Officer and	July 29, 2010
Christian O. Henry	General Manager, Life Sciences (Principal Financial Officer and Principal Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board of Directors	July 29, 2010
William H. Rastetter

/s/ A. Blaine Bowman	Director	July 29, 2010
A. Blaine Bowman

/s/ Daniel M. Bradbury	Director	July 29, 2010
Daniel M. Bradbury

/s/ Karin Eastham	Director	July 29, 2010
Karin Eastham

/s/ Paul C. Grint	Director	July 29, 2010
Paul C. Grint

/s/ Gerald Moeller	Director	July 29, 2010
Gerald Moeller

/s/ David R. Walt	Director	July 29, 2010
David R. Walt

/s/ Roy A. Whitfield	Director	July 29, 2010
Roy A. Whitfield

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K (File No. 000-30361), filed with the SEC on September 23, 2008)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K (File No. 000-30361), filed with the SEC on April 27, 2010)

4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.3 of our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

4.4	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

5.1	Opinion and consent of Scott M. Davies, Esq., Senior Securities and Corporate Transactions Counsel, Illumina, Inc., relating to the validity of the securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Scott M. Davies, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this registration statement)